EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A1 of our report dual-dated October 15, 2010 and December 2, 2010 relating to the financial statements of DNA Beverage Corporation and Subsidiary, as of December 31, 2009 and 2008 and for the years then ended and to all references to our firm included in this Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida

February 24, 2011